Exhibit 2.1

ReTo Eco-Solutions, Inc.
CERT NUMBER CERT.9999	INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS $0.1 PAR VALUE COMMON SHARES	SHARES ******9,000,000,000****** CUSIP 999999ZZ9 COMMON SHARES

THIS CERTIFIES THAT             * SPECIMEN *

Is The Owner of                           * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON SHARES OF

ReTo Eco-Solutions, Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated:	JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar
By:		Chief Executive Officer
AUTHORIZED SIGNATURE